Exhibit 10.1

Securities Purchase Agreement

This Securities Purchase Agreement (the “Agreement”) is entered into as of June 12, 2023, by and between Snowdrop Holding SA (the “Purchaser”) and Brenmiller Energy Ltd., a company organized and existing under the laws of the State of Israel (the “Company” or the “Issuer”).

WHEREAS, as of the date of this Agreement the Company is a public company whose securities are listed for trade on the Tel Aviv Stock Exchange Ltd. (the “TASE”) and the Nasdaq Capital Market (the “Nasdaq”); and

WHEREAS, the Issuer and the Purchaser desire to enter into this transaction for the Issuer to issue and sell and the Purchaser to purchase units which are each comprised of a combination of ordinary shares of the Company, par value NIS 0.02 per share (“Ordinary Shares”) and non-tradeable warrants which are each convertible into one Ordinary Share, and the Investor wishes to purchase and receive such units from the Company, all subject to the terms and conditions more fully set forth in this Agreement, pursuant to an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D or Regulation S as promulgated by the U.S. Securities and Exchange Commission under the Securities Act in the aggregate amount of $2,500,000 (the “Private Placement”);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Issuer and the Purchaser agree as follows:

1.	Preamble and Appendixes

1.1.	The preamble to this Agreement, Schedule A and Schedule B, and Exhibit A, are an integral part hereof.

1.2.	The headings of the sections and subsections of this Agreement are made for convenience purposes only and are not to be considered in construing this Agreement.

2.	The Composition of the Unit and the Cost

2.1.	Each unit offered as part of the Private Placement (the “Unit”), shall consist of one Ordinary Share of the Company and one non-registered and non-tradeable warrant, each exercisable into one Ordinary Share of the Company. The warrants (and their terms) are attached as Exhibit A to this agreement (the “Warrants”).

2.2.	The price of each offered Unit is $ 1.00 based on 105% of the average close price on the Nasdaq in the five (5) days preceding the date of this Agreement (the warrants are issued and allotted for no additional consideration).

3.	Definitions

3.1.	Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 3.1:

“Closing” means the closing of the purchase and sale of the securities as set forth in Schedule B pursuant to Section 4.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to obligations of the Issuer pursuant to Section 4.3(a) and the obligations of the Purchaser pursuant to Section 4.3(b), in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Closing Statement” means a document subject to the mutual agreement of the parties hereto showing the payment of the Purchase Price and any deductions thereto.

“Ordinary Shares” means the ordinary shares of the Company, NIS 0.02 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition) whether commenced or threatened.

“Securities” means the Shares and Warrants.

“Shares” means the Ordinary Shares issued in this Private Placement or issuable upon exercise of the Warrants.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, the Closing Statement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” shall mean a warrant in the form of “Exhibit A” attached hereto to purchase 2,487,778 Ordinary Shares at an exercise price of $ 1.20 per share. Each of the Warrants shall be exercisable beginning 12 months after the date of issuance and ending on the 5 year anniversary of the date of issuance.

4.	Purchase and Sale

4.1.	Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Issuer agrees to sell, and the Purchaser agrees to purchase 2,487,778 units for the aggregate purchase price of $2,500,000 (the “Purchase Price”). The Purchase Price shall be paid to the Company as set forth on the Closing Statement. The Issuer shall deliver to the Purchaser the securities as set forth on Schedule B and the Issuer and the Purchaser shall deliver the other items set forth in Section 4.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 4.3, the Closing shall occur at the offices of Purchaser or such other location as the parties shall mutually agree.

4.2.	Deliveries.

(a)	On or prior to the Closing Date, the Issuer shall deliver or cause to be delivered to the Purchaser the following:

(i)	this Agreement and the Closing Statement duly executed by the Company;

(ii)	the Warrant, duly executed by the Company, issued to the Purchaser and registered in the name of the Purchaser.

(b)	On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Issuer:

(i)	this Agreement and the Closing Statement duly executed by the Purchaser; and

(ii)	the Purchase Price, less any deductions that may be agreed upon by the Company and the Purchaser in the Closing Statement, by wire transfer to the Company.

4.3.	Closing Conditions.

(a)	The obligations of the Issuer hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality in all respects) on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by the Purchaser of the items set forth in Section 4.2(b) of this Agreement.

(b)	The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)	all obligations, covenants and agreements of the Issuers required to be performed at or prior to the Closing Date shall have been performed;

(iii)	the delivery by the Issuer of the items set forth in Section 4.2(a) of this Agreement; and

(iv)	from the date hereof to the Closing Date, trading in the Ordinary Shares shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing; and

(v)	The Issuer shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market and shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Shares, if applicable.

5.	Representations and Warranties of the Purchaser

(a)	The Purchaser represents and warrants to the Company as follows:

(i)	There are no written or oral agreements between the Purchaser (or anyone on the Purchaser’s behalf) and any shareholder of the Company or others regarding the sale or purchase of the Company’s securities or voting rights.

(ii)	The Purchaser will solely bear any and all taxes applicable and attributable to the issuance of the Securities to the Purchaser and the Company shall not bear any of such taxes.

(iii)	The Purchaser is a member of one of the classes of investors listed in the First Addendum to the Israeli Securities Law – 1968 (the “Securities Law”).

6.	Transfer or Resale

(a)	For so long as the Ordinary Shares are admitted to trade on TASE, the Purchaser acknowledges that it is subject to certain restrictions regarding resale of the Securities pursuant to the provisions of the Securities Regulations (Details Regarding Sections 15a to 15c of the Securities Law), 2000, which as of the date hereof provide as follows:

(i)	The Purchaser is forbidden from offering the Shares for sale or transfer for a period of six (6) months from the date of their issuance (the “Restriction Period”).

(ii)	During a period of six (6) consecutive quarters following the expiration of the Restriction Period, the Purchaser shall be able to offer the Convertible Shares for sale or transfer in the TASE, ONLY AS PROVIDED BELOW:

(iii)	On each trading day at the TASE, such number of shares not to exceed the daily trading average of Company’s shares during an eight-week period prior to the date of such sale or offer, and

(iv)	In each trading quarter, the Purchaser may not sell or offer shares exceeding one percent (1%) of the Company’s issued share capital on the date of such offer or a smaller quantity (without considering convertible securities which had not yet been exercised or converted into shares and which had been issued prior to the date of such offering).

(v)	For the purposes of this Section, a “quarter” refers to a period of three (3) months, beginning at the end of the Restriction Period.

The Purchaser undertakes to follow the foregoing restrictions with respect to the offer and sale of the Shares.

(b)	U.S. Restrictions on Transfer. The Shares and the Warrants (collectively, the “Securities”) may only be disposed of in compliance with applicable securities laws. In connection with any transfer of Securities, other than pursuant to an effective registration statement (the “Registration Statement”) or Rule 144, promulgated by the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule (“Rule 144”), to the Company or to any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each a “Person”) that, directly or indirectly through one or more intermediaries, Controls, as such term is defined in the Securities Law, or is controlled by or is under common control with a Person (each an “Affiliate”) of the Purchaser or in connection with a pledge as contemplated in Section 6.(c), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of the Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(c)	Legends. The Purchaser agrees to the imprinting, so long as it is required by this Section, of a restrictive legend on the Securities in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THOSE SECURITIES INTO WHICH THEY ARE EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES AND THOSE SECURITIES INTO WHICH THEY ARE EXERCISABLE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(d)	The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured any of the Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities. Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 6.(c) hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) and the Purchaser shall provide the Company with a “no action” letter from the SEC or a legal opinion confirming the same. The Company shall cause its counsel to issue a legal opinion to VStock Transfer LLC, and thereafter any successor transfer agent of the Company (the “Transfer Agent”) or the Purchaser if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. If all or a portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrants Shares, then such Ordinary Shares and the Warrant Shares shall be issued free of all legends. The Company agrees that following such time as the legend is no longer required under this Section 6.(e), it will, no later than the earlier of (i) two (2) Trading Days on which the Trading Market is open for trading and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by an Purchaser to the Company or the Transfer Agent of a certificate representing Ordinary Shares or Warrant Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 6. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of a certificate representing Ordinary Shares issued with a restrictive legend.

7.	Miscellaneous

(a)	Primary Market Limitation. The Company shall not effect any exercise and the Purchaser shall not have the right to exercise any portion of the securities to the extent that after giving effect to such exercise the aggregate number of Ordinary Shares issued, would cause the Company to breach its obligations under the rules and regulations of the Nasdaq Stock Market or otherwise exceeds 19.9% of the outstanding Ordinary Shares, except that such limitation shall not apply in the event that the Company (i) obtains the approval of its shareholders as required by the applicable rules of the Nasdaq Stock Market or applicable law for issuances of Ordinary Shares in excess of such amount or (ii) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Purchaser.

(b)	Entire Agreement. This agreement constitutes the entire agreement between the Parties pertaining to the issuance of securities and cancels any prior agreement between the Parties pertaining to issuance of securities to the Purchaser. No Party shall be liable or bound in any manner by any prior consent or contemporaneous express or implied representation, warranty, statement, promise, covenant or agreement pertaining to the said transaction made by it or on its behalf unless same is expressly set forth or referred to herein and none of the foregoing shall add, change or derogate from any rights or obligations set forth in this Agreement or arising therefrom.

(c)	Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived, only with the written consent of the Parties.

(d)	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

(e)	WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

8.	Notices

The Parties’ addresses for the purpose of this Agreement are as set forth at the preamble of this Agreement or any other address notified by the Parties to each other and each notice delivered to by a Party to the other Party shall be deemed to have been delivered to the recipient on the day on which it was delivered to it personally, or three (3) days after its delivery by registered mail, or one (1) day after its delivery by facsimile (provided there is proof of delivery by facsimile) or by email.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Brenmiller Energy Ltd.		Snowdrop Holding SA

By:	/s/ Avraham Brenmiller	By:	/s/ Jean-Paul
Title:	Chief Executive Officer	Title:	Director

Schedule A

Representations by Non-Israeli Purchaser

Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Trading Day on which all conditions precedent to pay the aggregate amount to be paid for Shares purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds (the “Subscription Amount”) and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived (hereinafter referred to as the “Closing Date”) to the Company as follows (unless as of a specific date therein, in which case such representation or warranty shall be accurate as of such date):

Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder (the “Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. No other approval or consent from any person, entity or authority, is required by the Purchaser for the execution, delivery and performance by it of this Agreement and the Transaction Documents to which it is party, and any and all agreements and instruments ancillary hereto or thereto.

Own Account. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. The Purchaser has reviewed the Transaction Documents (including all exhibits and schedules thereto) and the reports, schedules, forms, statements and other documents, including the exhibits thereto and documents incorporated by reference therein, filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including pursuant to Section 13(a) or 15(d) thereof, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company’s business, assets and financial position and has reviewed and inspected all of the data and information provided to it by the Company in connection with the execution of this Agreement. The Purchaser acknowledges that (i) the issuance of the Securities hereunder does not constitute a promise or guaranty by the Company, its shareholders, officers or directors as to the financial, technological or commercial success of the Company or the future value of its securities, and (ii) the investment contemplated herein involves a high degree of risk that may result in the Purchaser losing its entire investment hereunder.

General Solicitation. The Purchaser is not, to such Purchaser’s knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement, as such terms are used in Regulation D under the Securities Act.

Israel Innovation Authority (the “IIA”). The Purchaser acknowledges and confirms that it is aware that the Company is subject to the provisions of the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744-1984 (as amended from time to time), including regulations, directives, procedures and rules that have been or will be promulgated thereunder and/or by virtue thereof, including any regulations, directives, guidelines and rules as issued from time to time by the IIA. The Purchaser is aware of the restrictions imposed upon the Company regarding transfer of know-how and/or production rights. The Purchaser is aware of the Company’s obligations to report the transaction contemplated herein to the IIA. If so required by applicable law, such Purchaser will execute a standard undertaking towards the IIA, in the form provided by the Company.

No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, the Purchaser at the time of sale is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

Disclosure. the Purchaser acknowledges that except for the representations and warranties of the Company contained in this Agreement, or any other Transaction Document or exhibit hereto or thereto, the Company is not making and has not made, and no other Person is making or has made on behalf of the Company, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and no third party is authorized to make any such representations and warranties on behalf of the Company.

Schedule B

1.	Number of Shares: 2,487,778

2.	Number of Non-Tradeable Warrants: 2,487,778

EXHIBIT A

FORM OF WARRANT